UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 8, 2024, First Foundation Inc. (the “Company”) completed its previously announced capital raise pursuant to investment agreements with (a) an affiliate of Fortress Credit Advisors LLC (“Fortress”), (b) affiliates of Canyon Partners, LLC (“Canyon”), (c) an affiliate of Strategic Value Bank Partners, LLC (“SVBP”) and (d) certain other investors (the “Other Investors” and, collectively with Fortress, Canyon and SVBP, the “Investors”, and the investment agreements entered into with each of the Investors on July 2, 2024, collectively, the “Investment Agreements”). The Investors invested an aggregate of approximately $228 million in the Company in exchange for the sale and issuance of: (a) 11,308,676 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (b) 29,811 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series A Noncumulative Convertible Preferred Stock (the “Series A Preferred Stock”), each share of which is automatically convertible into 1,000 shares of Common Stock (or, in certain limited circumstances, one share of Series B Preferred Stock (as defined below)) in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y of the Bank Holding Company Act of 1956, as amended (the “BHCA”), subject to certain limitations (a “Reg Y Transfer”), and all of which shares of Series A Preferred Stock represent the right (on an as converted basis) to receive approximately 29,811,000 shares of Common Stock; (c) 14,490 shares of a new series of preferred stock, par value $0.001 per share, of the Company designated as Series B Noncumulative Convertible Preferred Stock (the “Series B Preferred Stock”), each share of which is automatically convertible into 1,000 shares of Common Stock upon the occurrence of certain events, and all of which shares of Series B Preferred Stock represent the right (on an as converted basis) to receive approximately 14,490,000 shares of Common Stock; and (d) net-settled warrants (the “Issued Warrants”), which are not exercisable for 180 days after the Closing, affording the holder thereof the right, until the seven-year anniversary of the issuance of such Issued Warrant, to purchase a total of 22,239 shares of a new class of non-voting, common-equivalent preferred stock of the Company (the “Series C NVCE Stock,” and together with the Series B Preferred Stock and the Series A Preferred Stock, the “Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock in a Reg Y Transfer, and all of which shares of Series C NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive 22,239,000 shares of Common Stock (clauses (a) through (d), collectively referred to herein as the “Investment”).

As required by the Investment Agreements, the Company will submit to its stockholders for their (a) adoption and approval an amendment to its Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of Common Stock to 200,000,000 (the “Authorized Share Amendment”); and (b) approval the issuance of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock) that is 20% or more of the total voting power of the Company’s securities (the “Share Issuance”) in accordance with the rules of the New York Stock Exchange (the “NYSE”). The stockholder approval necessary to duly and validly adopt and approve the Authorized Share Amendment and the Share Issuance is the affirmative vote of a majority of votes cast by holders of shares of Common Stock, at a duly held meeting of the Company’s stockholders at which a vote is taken with respect to such matters (collectively, the “Requisite Stockholder Vote”).

Registration Rights Agreement

In connection with the Investment, on July 8, 2024, the Company entered into a registration rights agreement with each Investor (the “Registration Rights Agreement”), pursuant to which the Company provides customary registration rights to the Investors and their affiliates and certain permitted transferees with respect to, among other things, (a) the shares of Common Stock purchased under the Investment Agreements, (b) shares of Common Stock issued upon the conversion of shares of the Preferred Stock purchased under the Investment Agreements or issued upon the exercise of the Issued Warrants and (c) if the Requisite Stockholder Vote is not received on or before 120 days after the Closing, the shares of Preferred Stock. Under the Registration Rights Agreement, the Investors are entitled to customary shelf registration rights, customary demand registration rights and customary piggyback registration rights, in each case, subject to certain limitations as set forth in the Registration Rights Agreement. The Investors will additionally be entitled to request a certain number of marketed and unmarketed underwritten shelf takedowns and shall have the right to select the managing underwriter to administer any underwritten shelf takedowns provided the selection is reasonably acceptable to the Company.

The foregoing description of the Registration Rights Agreement is subject to and qualified by reference to the full text of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Issued Warrants

In connection with the Investment, on July 8, 2024, the Company issued the Issued Warrants to purchase (in the aggregate) 22,239 shares of Series C NVCE Stock, each at an exercise price of $5,125 per share, subject to customary anti-dilution adjustments provided under the Issued Warrants. On and following January 5, 2025, and prior to 5:00 p.m. (New York City time), on July 8, 2031, the Issued Warrants may be exercised, on a net share settlement basis, by the holder thereof.

The foregoing description of the Issued Warrants is subject to and qualified by reference to the full text of the Issued Warrants, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuances pursuant to the Investment Agreements of shares of Common Stock, Preferred Stock, and Warrants are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 4(a)(2) of the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Simone Lagomarsino as President of First Foundation Bank

On July 8, 2024, the Company appointed Simone Lagomarsino as President of First Foundation Bank, a California state-chartered bank and wholly-owned bank subsidiary of the Company (the “Bank”), effective immediately following completion of the Investment. Ms. Lagomarsino will receive an annual base salary of $800,000, subject to annual review, and be eligible for an annual bonus of $1,280,000 based on specific performance targets to be established by the Board of Directors of the Bank (the “Bank Board”). Ms. Lagomarsino may also participate in the other benefit programs of the Bank available to executive employees generally.

Ms. Lagomarsino, age 62, has been an executive officer of numerous publicly traded financial institutions, including most recently serving as CEO of Luther Burbank Savings and Luther Burbank Corporation (NASDAQ: LBC) from 2019 through February 2024 and as a director beginning in 2018. Ms. Lagomarsino served as Chair of the board of directors of the Federal Home Loan Bank of San Francisco from 2022 to 2023 and has served as a director since 2013. She served on the board of directors of the Federal Reserve Bank of San Francisco from 2022 to July 2024. Ms. Lagomarsino served as President and CEO of the Western Bankers Association from 2017 to 2018 and as a director of Pacific Premier Bancorp (Nasdaq: PPBI) from 2017 to 2018. From 2011 to 2017, she served as CEO of Heritage Oaks Bank and as President and CEO of Heritage Oaks Bancorp. Previous to that, she held executive positions with City National Bank, Hawthorne Savings, Kinecta Federal Credit Union, Ventura County National Bank and Warner Center Bank. Ms. Lagomarsino was named by American Banker as Community Banker of the Year in 2013. She served as a director of Hannon Armstrong Sustainable Infrastructure Capital, Inc. (NYSE: HASI) from 2019 to 2022. Ms. Lagomarsino holds an M.B.A. in Finance from Claremont Graduate University and a B.A. in Economics from Claremont McKenna College.

A trust affiliated with Ms. Lagomarsino invested $500,000 in the Company in the transaction described in Item 1.01, acquiring 121,951 shares of Common Stock and Issued Warrants to purchase 48 shares of Series C NVCE Stock on the same financial terms as the other Investors, and is party to the Registration Rights Agreement.

Resignation of Directors

In connection with the completion of the Investment, director Ulrich E. Keller, Jr. resigned from the Board of Directors of the Company (the “Company Board”) and the Bank Board, effective as of July 8, 2024. The decision of Mr. Keller to resign was not the result, in whole or in part, of any disagreement with the Company or the Bank or their respective management relating to the respective operations, policies or practices of the Company or the Bank.

Also in connection with the completion of the Investment, directors John A. Hakopian, David G. Lake, Diane M. Rubin, CPA, and Gabriel V. Vazquez (i) gave notice of their intent to resign from the Company Board, subject to the acceptance of such resignations by the Company, which is anticipated to occur concurrently with the appointment of their successors following receipt of all necessary regulatory approvals, and (ii) resigned from the Bank Board, effective as of July 8, 2024. Ms. Rubin and Mr. Vazquez serve on the Audit Committee of the Company Board. Mr. Lake and Ms. Rubin serve on the Compensation Committee of the Company Board. Mr. Vazquez, Mr. Lake and Ms. Rubin serve on the Risk Committee of the Company Board. The decision of these directors to resign was not the result, in whole or in part, of any disagreement with the Company or the Bank or their respective management relating to the respective operations, policies or practices of the Company or the Bank.

Following such resignations, the size of the Company Board and the Bank Board were each reduced from ten to nine directors.

Appointment of Directors

In connection with the completion of the Investment, Sam Edelson, Henchy R. Enden, Simone Lagomarsino, and Benjamin Mackovak (the “New Directors”) were appointed to the Bank Board, effective as of July 8, 2024. Mr. Edelson was appointed to serve as a director pursuant to the Canyon Investment Agreement, Ms. Enden was appointed to serve as a director pursuant to the Fortress Investment Agreement, and Mr. Mackovak was appointed to serve as a director pursuant to the SVBP Investment Agreement. Other than the aforementioned Investment Agreements, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. In addition, and other than the acquisition of securities by a trust affiliated with Ms. Lagomarsino described above, there are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Company anticipates that such individuals will also be appointed to the Company Board following receipt of regulatory approvals. As directors, each New Director other than Ms. Lagomarsino, will be entitled to the Company’s customary non-employee director compensation, which compensation was last described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2024, and is incorporated herein by reference, and each New Director will enter into the Company’s standard indemnification agreement, the form of which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and is incorporated by reference herein. Ms. Lagomarsino, who will serve as the Bank’s President, will receive no additional compensation for her service as a director of the Company or the Bank.

Biographical information for each New Director, other than Ms. Lagomarsino, is set forth below:

Sam Edelson. Mr. Edelson is a real estate developer, investor, and Founder and President of Exact Title, a Denver, Colorado based title insurance agency founded in 2021. Mr. Edelson also founded Force7Mgmt in 2020, where he focuses on preserving historically significant buildings while also adding attainably priced multifamily units to the housing stock. Prior to founding Exact Title and Force7Mgmt, Mr. Edelson worked at Cyrus Capital from 2015 to 2019, focusing on credit and structured credit investments. Since 2022, he has served on the executive board of the nonprofit organization One Mainstreet Colorado. Mr. Edelson began his career at Bain Capital Credit (previously called Sankaty Advisors). He graduated from the Wharton School at the University of Pennsylvania, with concentration in finance and real estate.

Henchy R. Enden. Ms. Enden has served as a managing director at Fortress Investment Group since January 2024. Immediately prior, Ms. Enden was a portfolio manager and equity analyst for MFP Investors LLC, an investment management company based in New York, a position she held since 2004. She previously served as a director of Avidbank Holdings, Inc. from August 2022 to January 2024. She also served as a director of Dynasty Financial Partners from November 2021 to January 2024, Atlantic Capital Bancshares Inc. from June 2015 to March 2022, when it was purchased by SouthState Bank, and First Security, a bank purchased by Atlantic Capital, from 2013 until 2015. In addition, Ms. Enden previously served as a director of Bridgeview Bancorp, a bank in Chicago, Illinois, from July 2015 until May 2019, when the bank was acquired by First Midwest Bancorp. Ms. Enden also served as a director of West Coast Bancorp, a bank in Lake Oswego, Oregon, from January 2012 until April 2013, when it was acquired by Columbia Banking System, Inc. Ms. Enden holds a B.S. degree from Touro College and an M.B.A. from the Columbia University Graduate School of Business.

Benjamin Mackovak. Mr. Mackovak is a Co-Founder and Managing Member of Strategic Value Bank Partners, an investment firm specializing in community banks founded in 2015. Prior to Strategic Value Bank Partners, Mr. Mackovak was the Founder and Portfolio Manager of Cavalier Capital, an investment firm based in Cleveland, Ohio, from 2012 to 2015. Mr. Mackovak was the Senior Analyst at Rivanna Capital, an investment firm based in Charlottesville, Virginia from 2006 to 2012. Mr. Mackovak worked at First American Trust as an Associate Portfolio Manager, an investment firm based in Newport Beach, California from 2004 to 2005. Mr. Mackovak began his career at Merrill Lynch.  Mr. Mackovak currently serves on the Board of Directors for BankFinancial Corp (NASDAQ: BFIN) since 2024, People’s Bank of Commerce since 2021, Community Bank of the Bay since 2018, and Keystone Bank since 2018. Previously, he served on the board of United Security Bancshares, First South Bancorp, Peak Bancorp, Foothills Community Bank, TIG Bancorp and First State Bank of Colorado. In his experience as a bank director, Mr. Mackovak has served on the Compensation Committee, Loan Committee, Corporate Governance Committee, Nominating Committee, ALCO Committee, M&A Committee, and Audit Committee of various community banks. In addition to serving on bank boards, Mr. Mackovak also serves on the Board of Directors for the Great Lakes Science Center.  Mr. Mackovak Holds an MBA from the University of Virginia’s Darden Graduate School of Business and a Bachelor of Arts from Kent State University, where he graduated magna cum laude.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Certificates of Designations

As previously disclosed, on July 1, 2024, in connection with the Investment, the Company Board adopted (a) a Certificate of Designations to be filed with the Secretary of State of the State of Delaware (the “DE Secretary”) to create, out of the Company’s authorized but unissued preferred stock, the Series A Preferred Stock, (b) a Certificate of Designations to be filed with the DE Secretary to create, out of the Company’s authorized but unissued preferred stock, the Series B Preferred Stock, and (c) a Certificate of Designations to be filed with the DE Secretary to create, out of the Company’s authorized but unissued preferred stock, the Series C NVCE Stock (collectively, the “Certificates of Designations”). On July 5, 2024, the Certificates of Designations were filed with the DE Secretary.

Series A Preferred Stock

Each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require receipt of the Requisite Stockholder Vote, in which case, the maximum number shares of Series A Preferred Stock that can convert into Common Stock without receipt of such Requisite Stockholder Vote would convert into Common Stock and the remainder shall convert into one share of Series B Preferred Stock. The conversion rate applicable to the Series A Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders of Series A Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series A Preferred Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series A Preferred Stock.

For the period of time between November 16, 2024 and the receipt of the Requisite Stockholder Vote, the Certificate of Designations with respect to the Series A Preferred Stock provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Company Board. The Company Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the Common Stock unless the Company Board declares and pays to the holders of Series A Preferred Stock a dividend at the same time.

The Certificate of Designations with respect to the Series A Preferred Stock also provides for a per share liquidation preference equal to the Base Price of $4,100 per share. With respect to such liquidation preference, the Series A Preferred Stock ranks pari passu with the Company’s Series B Preferred Stock, and ranks senior to the Common Stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, the Series A Preferred Stock participates with the Common Stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Certificate of Designations with respect to the Series A Preferred Stock) prior to the Company’s receipt of the Requisite Stockholder Vote, the Series A Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series A Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and Series B Preferred Stock, but senior to the Common Stock and Series C NVCE Stock.

From and after receipt of the Requisite Stockholder Vote, the foregoing dividend rights and liquidation preferences cease to apply and the holders of Series A Preferred Stock are thereafter entitled to receive dividends at the same time and on the same terms as the holders of Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of Common Stock, and shall rank as equal to the Common Stock in any liquidation of the Company.

Series B Preferred Stock

Each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require receipt of the Requisite Stockholder Vote, in which case only the maximum number of shares of Series B Preferred Stock that can convert into Common Stock without receipt of the applicable Requisite Stockholder Vote will convert into shares of Common Stock.

Upon receipt of the Requisite Stockholder Vote, each share of Series B Preferred Stock will automatically convert into 1,000 shares of Common Stock. The conversion rate applicable to the Series B Preferred Stock is subject to certain customary anti-dilution adjustments.

Holders of Series B Preferred Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series B Preferred Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series B Preferred Stock.

For the period of time between November 16, 2024 and the receipt of the Requisite Stockholder Vote, the Certificate of Designations with respect to the Series B Preferred Stock provides for quarterly non-cumulative cash dividends at an annual rate of 13%, as and if declared by the Company Board. The Company Board cannot declare or pay any cash dividend or make cash distributions in respect of any parity Company preferred stock or the Common Stock unless the Company Board declares and pays to the holders of Series B Preferred Stock a dividend at the same time.

The Certificate of Designations with respect to the Series B Preferred Stock also provides for a per share liquidation preference equal to the Base Price of $4,100 per share. With respect to such liquidation preference, the Series B Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock, and ranks senior to the Common Stock and Series C NVCE Stock. Following the satisfaction of the liquidation preference, the Series B Preferred Stock participates with the Common Stock on an as-converted basis in a liquidation, dissolution or winding up of the Company. Upon the occurrence of a Reorganization Event (as defined in the Certificate of Designations with respect to the Series B Preferred Stock) prior to the Company’s receipt of the Requisite Stockholder Vote, the Series B Preferred Stock is entitled to a liquidation preference equal to two times the liquidation preference discussed above. Under these circumstances, the Series B Preferred Stock ranks pari passu with the Series A Preferred Stock, but senior to the Common Stock and Series C NVCE Stock.

Series C NVCE Stock

The Company will not issue any shares of Series C NVCE Stock at the closing of the Investment. The Series C NVCE Stock is issuable only upon exercise of the Issued Warrants, as described above.

Each share of Series C NVCE Stock will automatically convert into 1,000 shares of Common Stock in a Reg Y Transfer, unless such conversion would require the receipt of the Requisite Stockholder Vote, in which case, only the maximum number of shares of Series C NVCE Stock that can convert into Common Stock without receipt of the Requisite Stockholder Vote will convert into shares of Common Stock. The conversion rate applicable to the Series C NVCE Stock is subject to certain customary anti-dilution adjustments.

Holders of Series C NVCE Stock generally do not have voting rights, except with respect to certain protective matters such as amendments to the Certificate of Incorporation or the Certificate of Designations with respect to the Series C NVCE Stock that significantly and adversely affect the preferences, rights, privileges or powers of the Series C NVCE Stock.

Holders of Series C NVCE Stock are entitled to receive dividends at the same time and on the same terms as the holders of Common Stock in an amount equal to the product of the conversion rate then in effect and the per share dividend amount being paid in respect of each share of Common Stock. The Company Board cannot declare or pay any cash dividend or make cash distributions in respect of the Common Stock unless the Company Board declares and pays to the holders of Series C NVCE Stock at the same time and on the same terms as the holders of Common Stock, the dividend to which the shares of Series C NVCE Stock are entitled.

In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Series C NVCE Stock are entitled to receive, in preference to the holders of the Common Stock, an amount per share equal to $0.0001.

Neither the Company nor any holders will have redemption rights with respect to any series of Preferred Stock.

In addition, notwithstanding anything to the contrary set forth in their respective Investment Agreements, the Certificates of Designations or the Issued Warrants, certain Investors are restricted from converting, exchanging or exercising its Preferred Stock, and/or Issued Warrants to the extent such conversion, exchange or exercise would result in such Investor together with its affiliates beneficially owning in excess of 9.99% of the shares of Common Stock then outstanding.

The foregoing descriptions of the Certificates of Designations are subject to and qualified by reference to the full text of each Certificate of Designation, copies of which are attached to this Current Report on Form 8-K as Exhibits 3.1, 3.2 and 3.3.

Item 7.01	Regulation FD Disclosure

On July 9, 2024, the Company issued a press release announcing the Investment. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for Series A Noncumulative Convertible Preferred Stock

3.2	Certificate of Designations for Series B Noncumulative Convertible Preferred Stock

3.3	Certificate of Designations for Series C NVCE Stock

4.1	Form of Issued Warrant

10.1	Registration Rights Agreement, dated July 8, 2024, by and among the Company and the Purchasers

99.1	Press Release, dated July 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward Looking Statements

This report contains forward-looking statements by First Foundation Inc. (the “Company,” “we” or “us’) pertaining to such matters as our goals, intentions, and expectations regarding, among other things, the convertibility of the shares of preferred stock and exercisability of the warrants issued in connection with this capital raise transaction; the Company’s seeking (and the Company’s ability to obtain) approval of its stockholders of any necessary amendments of the Company’s organizational documents or approvals of the issuance of shares of common stock or preferred stock in connection with this capital raise transaction; receipt of any required regulatory approvals or non-objections in connection with this capital raise transaction or the appointment of directors or senior management; revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate”, “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

The forward-looking statements in this report are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this report and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; the risk that we will not be able to maintain growth at historic rates or at all; the risk that we will not be able to access the securitization market on favorable terms or at all; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margin, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; results of examinations and other actions by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this report to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the date of this report, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this report or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules.

Important Information and Where You Can Find It

This report and its exhibits may be deemed to be solicitation material in respect of the Requisite Stockholder Vote. In connection with the Requisite Stockholder Vote, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement, which will be sent to the stockholders of the Company, seeking certain approvals related to the issuances of shares of common stock issued under each investment agreement and to be issued upon the conversion of shares of the preferred stock issued under the Investment Agreements.

INVESTORS AND SECURITY HOLDERS OF FIRST FOUNDATION INC. AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION.

Investors and security holders will be able to obtain a free copy of the proxy statement, as well as other relevant documents filed with the SEC containing information about First Foundation Inc. without charge, at the SEC's website (http://www.sec.gov). Copies of documents filed with the SEC by First Foundation can also be obtained, without charge, by directing a request to Investor Relations, First Foundation Inc., 18101 Von Karman Ave., Suite 750, Irvine, CA. 92612 or by telephone +1 (949) 476-0300.

Participants in the Solicitation of Proxies in Connection with Proposed Transaction

First Foundation Inc. and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Requisite Stockholder Vote under the rules of the SEC. Information regarding First Foundation’s directors and executive officers is available in its definitive proxy statement for its 2024 annual stockholders meeting, which was filed with the SEC on April 18, 2024, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

Not an Offer of Securities

The information in this report is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the private placement have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: July 9, 2024

/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
Chief Executive Officer